AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NATIONAL WINE & SPIRITS CORPORATION


     National Wine & Spirits Corporation (the "Corporation"), existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating the amendment and restatement of its Articles of Incorporation, sets forth the following facts:


ARTICLE I

AMENDMENT AND RESTATEMENT

     Section 1. Date of Incorporation. The date of incorporation of the Corporation is April 9, 1935.

     Section 2. Name. The name of the Corporation following this amendment and restatement of the Articles of Incorporation is National Wine & Spirits Corporation.

     Section 3. Text of Amended and Restated Articles of Incorporation. The Articles of Incorporation of the Corporation have been amended and restated in their entirety by the adoption of Articles I through VIII of the Amended and Restated Articles of Incorporation, the exact text of which is attached hereto as Exhibit A and incorporated herein.

     Section 4. Effective Date and Time. The Amended and Restated Articles of Incorporation of the Corporation shall be effective as of the date and time of the filing of the Amended and Restated Articles of Incorporation of the Corporation with the Secretary of State of Indiana, as evidenced by the Secretary of State's date and time endorsement thereon.


ARTICLE II

MANNER OF ADOPTION AND VOTE

     Section 1. Action by Directors. The Board of Directors of the Corporation duly adopted resolutions approving the Amended and Restated Articles of Incorporation of the Corporation and proposing that such Amended and Restated Articles be submitted to a vote of the shareholders of the Corporation at a special meeting of the shareholders to be held on December 22, 1993. Such resolutions approving the Amended and Restated Articles of Incorporation of the Corporation were duly adopted by one or more written consents signed by all members of the Board of Directors, effective as of December 15, 1993.

     Section 2. Action by Shareholders. The Amended and Restated Articles of Incorporation of the Corporation contain certain amendments requiring approval by the shareholders of the Corporation. The Amended and Restated Articles of Incorporation of the Corporation were duly approved and adopted by the shareholders of the Corporation by the unanimous written consent, effective as of December 15, 1993, signed by the holders of one hundred four thousand five hundred twenty-two (104,521) shares of $1.00 par value common stock of the Corporation, being all of the issued and outstanding shares of stock of the
Corporation entitled to vote on the approval of the Amended and Restated Articles of Incorporation of the Corporation. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amended and Restated Articles of Incorporation, and the total number of votes cast for and against the Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the Amended and Restated Articles of Incorporation, are set forth as follows:

                                                     Designation of Voting Group(s):

                                                                              Total of
                                                   Common Stock              All Classes
                                                  $1.00 Par Value             of Shares

Number of Shares Outstanding                          104,521                   104,521

Number of Votes Entitled to be Cast                   104,521                   104,521

Number of Votes Represented at Meeting                104,521                   104,521

Votes Cast For                                        104,521                   104,521

Votes Cast Against                                          0                         0

The number of votes cast for the approval of Amended and Restated Articles of Incorporation of the Corporation by each voting group was sufficient for approval by such voting group.

     Section 3. Compliance with the Legal Requirements. The manner of the adoption of the Amended and Restated Articles of Incorporation of the Corporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

     IN WITNESS WHEREOF, the undersigned, being a duly elected current officer of the Corporation, hereby executes the foregoing Amended and Restated Articles of Incorporation of the Corporation and verifies, subject to penalties of perjury, that the statements contained herein are true, on this 16th day of December, 1993.


                                     /s/ James E. LaCrosse
                                     Officer - Signature

                                         James E. LaCrosse
                                     --------------------------------------
                                     Officer - Printed Name


                                         President
                                     --------------------------------------
                                     Officer's Title













































This instrument was prepared by Michael J. Schneider, Attorney at Law, Locke Reynolds Boyd & Weisell, 1000 Capital Center South, 201 North Illinois Street, Indianapolis, IN 46204.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NATIONAL WINE & SPIRITS CORPORATION



     The following Amended and Restated Articles of Incorporation of National Wine & Spirits Corporation, an Indiana corporation originally incorporated on April 9, 1935, as National Liquor Corporation (the "Corporation"), duly adopted pursuant to the authority and provisions of the Indiana Business Corporation Law, as amended (the "Act"), supersede and take the place of the existing Articles of Incorporation of the Corporation, and all amendments thereto:


ARTICLE I

NAME

     The name of the Corporation is National Wine & Spirits Corporation.


ARTICLE II

PURPOSES AND POWERS

     Section 2.1. Purposes of the Corporation. The purposes for which the Corporation is organized are: (i) to import and export, sell at wholesale and retail, wine, whiskey, brandy, malt beverages, spirituous beverages, vinous beverages, alcoholic and non-alcoholic beverages of all kinds, and to transport, deliver and distribute the same, and (ii) to engage in the transaction of any and all lawful business for which corporations may now or hereafter be incorporated under the Act and the laws of any other state in which the Corporation shall at any time be qualified to transact business.

     Section 2.2. Powers of the Corporation. The Corporation shall have: (i) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Act, (ii) all powers now or hereafter vested in corporations by common law or any other statute or act, and (iii) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or the By-Laws of the Corporation as from time to time in effect.

ARTICLE III

PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.


ARTICLE IV

REGISTERED OFFICE AND REGISTERED AGENT

     Section 4.1. Registered Office. The street address of the Corporation' s registered office in Indiana is 700 West Morris Street, Indianapolis, Indiana 46206.

     Section 4.2. Registered Agent. The name of the Corporation's registered agent at such registered office is James E. LaCrosse.


ARTICLE V

AUTHORIZED SHARES

     Section 5.1. Number of Shares. The total number of shares which the Corporation is authorized to issue is Twenty Million Two Hundred Thousand (20,200,000) shares divided into two classes, consisting of: (i) Two Hundred Thousand (200,000) shares with a par value of One Cent ($.01) per share, designated as "Voting Common Stock", and (ii) Twenty Million (20,000,000) shares with a par value of One Cent ($.01) per share, designated as "Nonvoting Common Stock."

     Section 5.2. Terms of Shares. The outstanding shares of Voting Common Stock and Nonvoting Common Stock shall together be entitled to receive the net assets of the Corporation upon dissolution of the Corporation. The terms, preferences, limitations and relative rights of shares of Voting Common Stock and shares of Nonvoting Common Stock, including rights to distribution and liquidation proceeds, shall be identical, as provided by the Act, except that: (i) the holders of the outstanding shares of Voting Common Stock shall have exclusive and unlimited voting rights and shall be entitled to one (1) vote per share on each matter submitted, or required to be submitted, to a vote of the shareholders of the Corporation, and (ii) the holders of the outstanding shares of the Nonvoting Common Stock shall not be entitled to any voting rights and shall not be entitled to any notice of any meetings of the shareholders or to any notice of any other action requiring the vote, consent, approval or other action of the shareholders of the Corporation, except as expressly required otherwise by the Act.

ARTICLE VI

DIRECTORS

     The Board of Directors of the Corporation shall consist of three (3) members, which number may be fixed or changed from time to time by amendment to the By-Laws of the Corporation. The names and addresses of the members of the present Board of Directors are as follows:

                               Number and Street               City, State
      Name                     or Building                     and Zip Code

James E. LaCrosse              7915 Morningside Drive          Indianapolis, IN 46240

Norma M. Johnston              9295 Spring Forest Drive        Indianapolis, IN 46260

R. Cameron Johnston            7919 Spring Mill Road           Indianapolis, IN 46260


ARTICLE VII

INCORPORATORS

     The names and addresses of the initial incorporators of the Corporation were as follows:

                            Number and Street                     City, State
      Name                  or Building                           and Zip Code

George F. Galm              642 Eastern Avenue                    Indianapolis, IN 46201

Jules J. Fansler            111 South Pennsylvania St.            Indianapolis, IN 46204

Laura Galm                  642 Eastern Avenue                    Indianapolis, IN 46201


ARTICLE VIII

PROVISIONS FOR MANAGEMENT OF BUSINESS
AND REGULATION OF AFFAIRS OF CORPORATION

     Section 8.1. By-Laws. The By-Laws of the Corporation may contain any provision for managing the business and regulating the affairs of the
Corporation that is not inconsistent with the Act or these Articles of Incorporation. Except as expressly provided otherwise in these Articles of Incorporation, in the By-Laws of the Corporation, or by the Act, the Board of Directors of the Corporation shall have the exclusive power to make, alter, amend and repeal the By-Laws of the Corporation.

     Section 8.2. Indemnification of Directors, Officers, Employees, and Agents of the Corporation.

     (a) Indemnification. The Corporation shall indemnify any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving, at the Corporation's request, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any liability and reasonable expense, including, without limitation, any obligation to pay any judgment, settlement, penalty, fine, court costs, and reasonable attorneys' fees, incurred by such person who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal; provided, however, that such person is determined, in accordance with the provisions of Indiana Code Section 23-1-37-12, as amended from time to time, to have met the standard of conduct specified in Indiana Code Section 23-1-37-8, as amended from time to time. Upon the demand by such person for such indemnification, the Corporation shall proceed as provided in Indiana Code Section 23-1-37-12, as amended from time to time, to determine whether such person is entitled to indemnification hereunder.

     (b) Advances of Expense. The Corporation may pay for in advance or reimburse the reasonable expenses, including reasonable attorneys' fees, incurred by such person in any such proceeding specified in paragraph (a) of this Section 8.2 in advance of the final disposition of such proceeding, or, where appropriate, may assume the defense of any such person at the Corporation's expense, if the requirements of Indiana Code Section 23-1-37-10, as amended from time to time, are satisfied.

     (c) Notice to Shareholders. If the Corporation indemnifies or advances expenses to a Director under this Section 8.2 or under the Act in connection with a proceeding by or in the right of the Corporation, then if and to the extent required by the Act, the Corporation shall report the indemnification or advance in writing to the shareholders of the Corporation with or before the notice of the next shareholders' meeting.

     (d) Indemnification Not Exclusive. The indemnification and advance for expenses provided for in this Section 8.2, shall not exclude, limit or preclude any other rights to which any such Director, officer, employee, agent or other person seeking indemnification or advance of expenses may be entitled under the Act, the By-Laws of the Corporation, any agreement or contract, any other applicable law or otherwise, and shall continue as to a person who has ceased to serve as a Director, officer, employee, agent, partner, trustee, or in any other indemnified capacity, and shall inure to the benefit of the heirs, executors, administrators of any such person.

     (e) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by such person in any capacity or arising out of his or her status as such, whether or not the Corporation has the obligation or power to indemnify such person against such liability under the provisions of this Section 8.2, the Act, the Articles of Incorporation, or otherwise.

     (f)  Effective  Date:  Continuation  of Indemnity.  The  provisions of this
Section 8.2 shall be applicable to any proceeding specified in paragraph (a) of this Section 8.2 which commenced after the adoption of this Section 8.2, whether arising from acts or omissions to act occurring before or after the adoption of this Section 8.2. The provisions of this Section 8.2 shall continue to apply to any proceeding specified in paragraph (a) of this Section 8.2 made or commenced against any person who has ceased to be a person entitled to indemnification hereunder and shall inure to the benefit of the estate, heirs and personal representatives of such person.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, hereby executes these Articles of Incorporation and verifies, subject to the penalties of perjury, that the statements contained herein are true, on this 15th day of December, 1993.



                                  /s/ James E. LaCrosse
                                  James E. LaCrosse, President






































This instrument was prepared by Michael J. Schneider, Attorney at Law, LOCKE REYNOLDS BOYD & WEISELL, 1000 Capital Center South, 201 North Illinois Street, Indianapolis, IN 46204.